CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Pro Elite, Inc.

We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Amendment No. 2 to Form SB-2 of our report dated April 2, 2007, on the consolidated financial statements of Pro Elite, Inc. as of December 31, 2006 and for the period from August 10, 2006 (date of inception) to December 31, 2006, which appears in such Prospectus. We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ Gumbiner Savett Inc.
Gumbiner Savett Inc.
Sana Monica, California

April 2, 2007